EXHIBIT 3.32

                                                                        Form 204

BH SHELF COMPANIES PTY LTD
ATTN: JENNY BENNETT
P O BOX H6
HARRIS PARK NSW 2150


Certificate of Registration
of a Company

Corporations Law Sub-section 121(1)

This is to certify that

GUTBUSTERS PTY LTD

Australian Company Number 059 073 157

is a registered company under Division 1 of Part 2.2 of the Corporations Law of New South Wales and because of its registration it is an incorporated company.

The company is limited by shares.

The company is a proprietary company.

The day of commencement of registration is the seventeenth day of February 1993.

                             Given under the seal of the
                             Australian Securities Commission
                             on this seventeenth day of February, 1993.

                             Alan Cameron

                             Chairman

                                Corporations Law
                                A Company Limited
                                    by Shares

                             Memorandum and Articles
                                of Association of

                               Gutbusters Pty Ltd

                                      INDEX
                            MEMORANDUM OF ASSOCIATION

                                                                            Page

Rights, Powers and Privileges .................................................1
Share Capital .................................................................1
Subscribers ...................................................................2
Signatures ....................................................................2

                             ARTICLES OF ASSOCIATION

Interpretation ............................................................... 1
Preliminary ...................................................................1
Share Capital and Classes of Shares ...........................................2
Issue of Shares and Variation of Rights .......................................6
Lien ..........................................................................7
Transfer of Shares ............................................................9
Transmission of Shares .......................................................10
Forfeiture of Shares .........................................................10
Conversion of Shares into Stock ..............................................12
Alteration of Capital ........................................................12
General Meetings .............................................................13
Proceedings at General Meetings ..............................................14
Appointment, Removal and Remuneration of Directors ...........................17
Powers and Duties of Directors ...............................................18
Proceeding of Directors ......................................................19
Managing Director ............................................................22
Associate Directors ..........................................................22
Secretary ....................................................................23
Seal .........................................................................23
Inspection of Records ........................................................23
Dividends and Reserves .......................................................23
Capitalisation of Profits ....................................................26
Notices ......................................................................27
Winding up ...................................................................27
Indemnity ....................................................................28
Signatures ...................................................................29

                                Corporations Law

                           A Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               Gutbusters Pty Ltd

1.    The name of the company is Gutbusters Pty Ltd

2. Subject to the Corporations Law the company has the rights, the powers and privileges of a natural person and without limiting the generality of the foregoing, has power to:

      (a)   issue and allot fully or partly paid shares in the Company;

      (b)   issue debentures of the Company;

      (c)   give security by charging uncalled capital;

      (d)   distribute any of the property of the Company among the members;

      (e)   grant a floating charge on property of the Company and

      (f)   do any other act that it is authorised to do by any other law.

3. The share capital with which the Company proposes to be registered is One Million Dollars ($1,000,000.00) divided into One Million (1,000,000) shares (vide the Article hereof) of One Dollar ($1.00) each with power to increase or reduce the capital and to divide the shares in the original or increased capital for the time being into several classes and to issue any part or parts of the original capital or increased capital for the time being with such deferred qualified or special rights privileges or conditions with reference to preferential guaranteed fixed fluctuating redeemable or to other dividend or interest or with such priority in the distribution of assets or otherwise as shall from time to time be determined by the Company.

4.    The liability of the members is limited.

5. The full names, addresses and occupations of the subscribers hereto and the number of shares they respectively agree to take are:-

            ANTONY ROBERT HARRIS
            73 High Street,
            Parramatta, NSW, 2150

            Company Director                            One (1) Subscriber share

            ROBERT GORDON HARVEY
            73 High Street,
            Parramatta, NSW, 2150

            Company Director                            One (1) Subscriber share

The subscribers are desirous of being formed into a company in pursuance of this memorandum and respectively agree to take the number of shares in the capital of the company set opposite their respective names in the last preceding paragraph hereof.

-------------------------------------------------------------------------------
Subscribers'               No of shares taken         Witness' signature
Signatures                 by each Subscriber
-------------------------------------------------------------------------------

/s/ A. R. Harris           ONE (1) SUBSCRIBER         /s/ J. Bennett
----------------                                      --------------------------
A.R. HARRIS                SHARE





/s/ R.G. Harvey            ONE (1) SUBSCRIBER       JENNIFER LYNETTE BENNETT
---------------                                     73 High Street
R.G. HARVEY                SHARE                    Parramatta NSW, 2150

                                                    Witness to both signatures
-------------------------------------------------------------------------------

                                                dated:  17/02/93 ...............

                                Corporations Law

                          A Company Limited by Shares

                             ARTICLES OF ASSOCIATION

                                       OF

                               Gutbusters Pty Ltd

                                 INTERPRETATION

1.    1.1   In these Articles:

            "Law" means the Corporations Law;

            "representative" means a person appointed as a representative of a Company pursuant to Section 249 (3) of the Law;

            "seal" means the common seal of the company and includes any official seal of the company;

            "secretary" means any person appointed to perform the duties of a secretary of the company.

      1.2 Division 10 of Part 1.2 of the Law applies in relation to these Articles as if they were an instrument made under that Law as in force on the day when these Articles become binding on the company.

      1.3 Except so far as the contrary intention appears in these Articles, an expression has, in a provision of these Articles that deals with a matter dealt with by a particular provision of the Law, the same meaning as in that provision of the Law.

                                   PRELIMINARY

2. The regulations contained in Table "A" of Schedule 1 to the Law shall not apply to this company.

3.    The company is a proprietary company and therefore:-

      3.1 The number of members for the time being of the company (exclusive of persons who are in the employment of the company or of any subsidiary of the company and of persons who, having been formerly in the employment of the company or of any subsidiary of the company, were, while in that employment and have continued after that employment to be, members of the company) is not to exceed fifty, but where two or more persons hold one or more shares in the company jointly, they shall for the purposes of this sub-clause be treated as a single member.

      3.2 Any invitation to the public to subscribe for and any offer to the public to accept subscriptions for any shares in or debentures of the company and any invitation to the public to deposit money with and any offer to the public to accept deposits of money with the company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.

      3.3 The right to transfer shares is restricted as hereinafter provided in these Articles.

                       SHARE CAPITAL AND CLASSES OF SHARES

4. 4.1 The capital of the company is one million dollars ($1,000,000.00) divided into one million (1,000,000) shares of one dollar ($1.00) each and classified as under:

                             2   -  Subscriber Shares
                       839,998   -  Ordinary Shares
                        20,000   -  "A" shares
                        20,000   -  "B" shares
                        20,000   -  "C" shares
                        20,000   -  "D" shares
                        20,000   -  "E" shares
                        20,000   -  "F" shares
                        20,000   -  "G" shares
                        10,000   -  "H" redeemable preference shares
                        10,000   -  "I" redeemable preference shares

      4.2 The Subscribers' shares shall be redeemable preference shares which shall be issued on the following terms and conditions:

            (a) Subscribers' shares shall only be issued upon incorporation of the company and shall only be issued to the subscribers to the Memorandum and Articles of Association.

            (b) Subject to the provisions of Section 192 of the Law, the next issue of shares of any class or classes after the issue of the Subscribers' shares and payment up in full thereof shall be deemed to have been issued for the purposes of redeeming the Subscribers shares provided that the number of shares so issued is at least equal to the number of Subscribers' shares on issue. Upon the issue of such shares, the Subscribers' shares shall ipso facto be redeemed at par, and the issued capital of the company shall then stand at an amount equal to the par value of the total number of shares which comprised the next issue of shares.

            (c)   (1)   they shall carry no right to participate in any
                        distribution of surplus assets or profits;

                  (2) they shall rank as to repayment of capital on winding-up of the company before any other class of shares then on issue;

                  (3)   they shall carry no right to dividends; and

                  (4) they shall carry the right at general meetings to exercise one vote for each Subscribers' share held

            (d) Upon the redemption of the Subscribers' shares in the manner provided herein, the company shall cease to be authorised to issue shares of this class.

      4.3 Upon the redemption of the Subscribers' shares, the authorised number of ordinary shares shall increase by such number of Ordinary shares as is equal to the number of Subscribers' shares redeemed.

      4.4 The Ordinary, "A" and "B" shares shall have the following rights and privileges;

            (a) They shall confer to the holders thereof the right to receive notice of and to attend any general meeting and to exercise one vote for every share held.

            (b) They shall confer to the holders thereof the right to participate in any dividends declared and payable by the company on the class of share held.

            (c) Upon a winding up of the company they shall confer to the holders thereof the right to repayment of capital paid upon such shares and to participate in any distribution of surplus assets or profits of the company.

      4.5 The "C" shares shall not confer on the holders thereof any right to dividends or any right to vote at any general meeting of the company but the holders thereof shall be entitled to notice of and to attend any general meeting of the company. In all other respects the "C" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

      4.6 The "D" shares shall not confer on the holders thereof any right to dividends or any right on a winding up of the company to participate in any distribution of surplus assets or profits of the company. In all other respects the "D" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

      4.7 The "E" and "F" shares shall not confer on the holders thereof any right to vote at any general meeting of the company but the holders thereof shall be entitled to notice of and to attend any general meeting of the company. The "E" and "F" shares also shall not confer any right on a winding up of the company to participate in any distribution of surplus assets or profits of the company. In all other respects the "E" and "F" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

      4.8 The "G" shares shall not confer on the holders thereof any right to vote at any general meeting of the company but the holders thereof shall be entitled to notice of and to attend any general meeting of the company. In all other respects the "G" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

      4.9 The rights, privileges and conditions attaching to the "H" redeemable preference shares are as follows:

            (a) They shall entitle the holders thereof to receive notice of and to attend any general meeting of the Company but shall not confer any right to vote at such meetings except in one or more of the following circumstances:

                  (1) on a proposal to reduce the share capital of the company;

                  (2) on a proposal that affects rights attached to the "H" redeemable preference shares;

                  (3) on a proposal for the disposal of the whole property, business and undertaking of the company;

                  (4)   during the winding up of the company.

            (b) They shall confer to the holders thereof the right to receive from the profits of the company a non-cumulative preferential dividend at the rate of 5% per annum on the capital for the time being paid up thereon in priority to the payment of any dividend on any other share in the company.

            (c) Upon a reduction of capital or winding up of the company they shall as regards return of paid up capital rank equally with any issued "I" redeemable preference shares and in priority to all other shares in the company, but they shall not confer any right to participate in any distribution of surplus assets or profits of the company.

            (d) Subject to Section 192 of the Corporations Law they shall at the option of the company be liable to be redeemed at par on or before 30 June 2050, by giving written notice to the holders at their respective registered addresses and each such notice shall be accompanied by the company's cheque for the amount payable to the holder to whom such notice is sent. The redemption shall take place on the seventh day after the date of posting such notice, and any "H" redeemable preference shares not so redeemed on 30 June 2050 shall not thereafter be capable of being redeemed.

      4.10 The rights, privileges and conditions attaching to the "I" redeemable preference shares are as follows:

            (a) They shall entitle the holders thereof to receive notice of and to attend any general meeting of the Company but shall not confer any right to vote at such meetings except in one or more of the following circumstances:

                  (1) on a proposal to reduce the share capital of the company;

                  (2) on a proposal that affects rights attached to the "I" redeemable preference shares;

                  (3) on a proposal for the disposal of the whole of the property, business and undertaking of the company;

                  (4)   during the winding up of the company.

            (b) They shall confer to the holders thereof the right to participate in any dividend declared and payable by the company equally with the Ordinary shares.

            (c) Upon a reduction of capital or a winding up of the company they shall as regards return of paid up capital rank equally with any issued "H" redeemable preference shares and in priority to all other shares in the company, but they shall not confer any right to participate in any distribution of surplus assets or profits of the company.

            (d) Subject to Section 192 of the Corporation Law they shall at the option of the company be liable to be redeemed at par on or before 30 June 2050, by giving written notice to the holders at their respective registered addresses and each such notice shall be accompanied by the company's cheque for the amount payable to the holder to whom such notice is sent. The redemption shall take place on the seventh day after the date of posting such notice, and any "I" redeemable preference shares not so redeemed on 30 June 2050 shall not thereafter be capable of being redeemed.

                     ISSUE OF SHARES AND VARIATION OF RIGHTS

5. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Law, shares in the company may be issued by the directors and any such share may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the directors subject to any resolution, determine.

6. Subject to the Law, the company may issue preference shares which are, or at the option of the company, are liable, to be redeemed and such power may be exercised by the directors.

7 7.1 If at any time the share capital is divided into different classes of shares, the rights attached to any class [unless otherwise provided by the terms of issue of the shares of that class] may whether or not the company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

      7.2 The provisions of these Articles relating to general meetings apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that:

      (a) a quorum is constituted by 2 persons each being a member or a proxy or representative of a member who, between them, hold or represent by proxy one-third of the issued shares of the class; and

      (b) any holder of shares of the class, present in person or by proxy or by representative, may demand a poll.

      7.3 The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.

8. 8.1 The company may exercise the power to make payments by the way of brokerage or commission conferred by the Law in the manner provided by the Law.

      8.2 Payments by way of brokerage or commission may be satisfied by the payment of cash by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

9. 9.1 Except as required by the law, the company shall not recognise a person holding a share upon any trust.

      9.2 The company is not bound by or compelled in any way to recognize [whether or not it has notice of the interest or rights concerned] any equitable, contingent, future or partial interest in any share or unit of a share or [except as otherwise provided by these Articles or by law] any other right in respect of a share except an absolute right of ownership in the registered holder.

10. 10.1 A person whose name is entered as a member in the register of members is entitled without payment to receive a certificate in respect of the share under the seal of the company in accordance with the Law but, in respect of a share or shares held jointly by several persons, the company is not bound to issue more than one certificate.

      10.2 Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

                                      LIEN

11. 11.1 The company has a first and paramount lien on every share [not being a fully paid share] for all money [whether presently payable or not] called or payable at a fixed time in respect of that share.

      11.2 The company has a first and paramount lien on all shares [other than fully paid shares] registered in the name of a sole holder for all money presently payable by him or his estate to the company.

      11.3 The directors may at any time exempt a share extends to all dividends payable in respect of the share.

12. 12.1 Subject to Article 11(2), the company may sell, in such manner as the directors think fit, any shares on which the company has a lien.

      12.2 A share on which the company has a lien shall not be sold unless:

      (a)   a sum in respect of which the lien exists is presently payable; and

      (b) the company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

13. 13.1 For the purpose of giving effect to a sale mentioned in Article 12, the directors may authorise a person to transfer the shares sold to the purchaser of the shares.

      13.2 The company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money.

      13.3 The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

14. The proceeds of a sale mentioned in Article 12 shall be applied by the company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue [if any] shall [subject to any like lien for sums not presently payable, that existed upon the shares before the sale] be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

15. 15.1 The directors may make calls upon the members in respect of any money unpaid on the shares of the members [whether on account of the nominal value of the shares or by the way of premium] and not by the terms of issue of those shares made payable at fixed times.

      15.2 Each member shall, upon receiving at least 14 days' notice specifying the time or times and place of payment, pay to the company at the time or times and place so specified the amount called on his shares.

      15.3 The directors may revoke or postpone a call.

16. A call be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

17. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

18. If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate as the directors determine, but the directors may waive payment of that interest wholly or in part.

19. Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

20. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

21. 21.1 The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

      21.2 The directors may authorise payment by the company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed upon between the directors and the member paying the sum.

      21.3 For the purpose of Article 21(2), the prescribed rate of interest is:

      (a)   if the company has, by resolution, fixed a rate - the rate so fixed;
            and

      (b)   in any other case - 8% per annum.

                               TRANSFER OF SHARES

22. 22.1 Subject to these Articles, a member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the directors approve.

      22.2 An instrument of transfer referred to in Article 22(1) shall be executed by or on behalf of both the transferor and the transferee.

      22.3 A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

23. The instrument of transfer must be left for registration at the registered office of the company, together with such fee [if any] not exceeding $1.00 as the directors require, accompanied by the certificate of the shares to which it relates and such other information as the directors properly require to show the right of the transferor to make the transfer, and thereupon the company shall, subject to the powers vested in the directors by these Articles, register the transferee as a shareholder.

24. 24.1 The directors in their absolute and uncontrolled discretion may refuse to register any transfer of shares without assigning any reason therefor.

      24.2 No transfer of shares shall be registered if upon its registration the number of members of the company would exceed the maximum number prescribed by Article 3(1).

25. The registration of transfers may be suspended at such times and for such periods as the directors from time to time determine not exceeding in the whole 30 days in any year.

                             TRANSMISSION OF SHARES

26. In the case of the death of a member, the survivor where the deceased was a joint holder, and the legal personal representative of the deceased where he was a sole holder, shall be the only persons recognized by the company as having any title to his interest in the shares, but this Article does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

27. 27.1 Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the directors, elect either to be registered himself as a holder of the share or to have some other person nominated by him registered as the transferee of the share.

      27.2 If the person becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by himself stating that he so elects.

      27.3 If he elects to have another person registered, he shall execute a transfer of the share to that other person.

      27.4 All the limitations, restrictions and provisions of these rules relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

28. 28.1 Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the directors, entitled to the same dividends and other advantages, and to the same rights [whether in relation to meetings of the company, or to voting or otherwise], as the registered holder would have been entitled if he had not died or become bankrupt.

      28.2 Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of these Articles, be deemed to be joint holders of the share.

                              FORFEITURE OF SHARES

29. 29.1 If a member fails to pay a call or installment of a call on the day appointed for payment of the call or installment, the directors may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice to him requiring payment of so much of the call or installment as is unpaid, together with any interest that has accrued.

      29.2 The notice shall name a further day [not earlier that the expiration of 14 days from the date of service of the notice] on or before which payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

30. 30.1 If the requirements of a notice served under Article 29 are not complied with, any share in respect of which the notice has been given may at anytime thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

      30.2 Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

31. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and, at any time before a sale or disposition, the forfeiture may be canceled on such terms as the directors think fit.

32. A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay to the company all money that, at the date of forfeiture, was payable by him to the company in respect of the shares [including interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of the interest], but his liability ceases if and when the company receives payment in full of all the money [including interest] so payable in respect of the shares.

33. A statement in writing declaring that the person making the statement is a director or a secretary of the company, and that a share in the company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated, in the statements as against all persons claiming to be entitled to the share.

34. 34.1 The company may receive the consideration [if any] given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of.

      34.2 Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

      34.3 The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

35. The provisions of the Articles as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK

36. The company may, by resolution, convert all or any of its paid-up shares into stock and reconvert any stock into paid-up shares of any nominal value.

37. 37.1 Subject to Article 37(2), where shares have been converted into stock, the provisions of these rules relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or of any part of the stock.

      37.2 The directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the aggregate of the nominal values of the shares from which the stock arose.

38. 38.1 The holders of stock have, according to the amount of the stock held by them, the same rights, privileges and advantages as regards dividends, voting at meetings of the company and other matters as they would have if they held the shares from which the stock arose.

      38.2 No such privilege or advantage (except participation in the dividends and profits of the company and in the property of the company on winding
      up) shall be conferred by any amount of stock that would not, if existing in shares, have conferred that privilege or advantage.

39. The provisions of these Articles that are applicable to paid up shares apply to stock, and references in those provisions to share and shareholder shall be read as including references to stock and stockholder, respectively.

                              ALTERATION OF CAPITAL

40.   The company may by resolution:

      (a) increase its authorized share capital by the creation of new shares of such amount as is specified in the resolution;

      (b) consolidate and divide all or any of its authorized share capital into shares of larger amount than its existing shares;

      (c) subdivide all or any of its shares into shares of smaller amount than is fixed by the memorandum but so that in the subdivision the proportion between the amount paid and the amount [if any] unpaid on each such share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

      (d) cancel shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and reduce its authorized share capital by the amount of the shares so canceled.

41. 41.1 Subject to any direction to the contrary that may be given by the company in general meeting, all unissued shares shall, before issue, be offered to members who shall be offered that proportion of the shares which the sum of the nominal values of the shares held by them bears to the nominal value of the issued share capital of the company, provided that if at any time there is more than one class of share on issue, unissued shares of any class of share shall be first offered to members who as at the date of the offer are registered as holders of shares of that class, and each such member shall be offered that proportion of the shares of that class which the sum of the nominal values of the shares of that class held by him bears to the sum of the nominal values of issued shares of that class.

      41.2 The offer shall be made by notice specifying the number of shares offered and limiting a time within which the offer, if not accepted, will be deemed to be declined.

      41.3 After the expiration of that time or on being notified by the person to whom the offer is made that he declines to accept the shares offered, the directors may issue those shares in such a manner as they think most beneficial to the company.

      41.4 Where, by reason of the proportion that shares proposed to be issued bear to shares already held, some of the first-mentioned shares cannot be offered in accordance with Article 41(1), the directors may issue the shares that cannot be so offered in such manner as they think most beneficial to the company.

42. Subject to the Law, the company may, by special resolution, reduce its share capital, any capital redemption reserve fund or any other share premium account.

                                GENERAL MEETINGS

43.   Any director may whenever he thinks fit convene a general meeting.

44. 44.1 A notice of a general meeting shall specify the place, the day and the hour of meeting and, except as provided by Article 44(2), shall state the general nature of the business to be transacted at the meeting.

      44.2 It is not necessary for a notice of an annual general meeting to state that the business to be transacted at the meeting includes the declaring of a dividend, the consideration of accounts and the reports of the directors and auditors, the election of directors in the place of those retiring or the appointment and fixing of the remuneration of the auditors.

                         PROCEEDINGS AT GENERAL MEETINGS

45. 45.1 No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

      45.2 Two persons each being a member or a proxy or a representative of a member shall be a quorum for a general meeting.

46. If a quorum is not present within half an hour from the time appointed for the meeting:

      (a) where the meeting was convened upon the requisition of members - the meeting shall be dissolved;

      (b)   or in any other case:

            (1) the meeting stands adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

      (2) if at the adjourned meeting a quorum is not present within half an hour from the time appointed for such adjourned meeting, then the meeting shall be dissolved.

47. 47.1 If the directors have elected one of their number as chairman of their meetings, he shall preside as chairman at every general meeting.

      47.2 Where a general meeting is held and:

      (a)   a chairman has not been elected as provided by Article 47 (1); or

      (b) the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act,

      the members present shall elect one of their number to be chairman of the meeting.

48. 48.1 The chairman may with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

      48.2 When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

      48.3 Except as provided by Article 48(2), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

49. 49.1 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is [before or on the declaration of the result of the show of hands] demanded:

      (a)   by the chairman;

      (b) by at least 3 members present in persons or by proxy or by a representative, having the right to vote at the meeting;

      (c) by a member or members present in person or by proxy or by a representative, who together are entitled to and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

      (d) by a member or members, present in person or by proxy or by a representative, holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

      49.2 Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number of proportion of the votes recorded in favor of or against the resolution.

      49.3 The demand for a poll may be withdrawn.

50. 50.1 If a poll is duly demanded, it shall be taken in such manner and [subject to Article 50(2)] at once after either an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

      50.2 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

51. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, in addition to his deliberative vote [if any], has a casting vote.

52. Subject to any rights or restrictions for the time being attached to any class or classes of shares:

      (a) at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or by a representative or by attorney; and

      (b) on a show of hands every person present who is a member or a proxy or an attorney or a representative of a member has one vote, and on a poll every person present in person or by proxy or attorney or by a representative has one vote for each share he holds.

53. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by attorney, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members.

54. If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

55. A member is not entitled to vote at a general meeting unless all calls and other sums presently payable by him respect of shares in the company have been paid.

56. 56.1 An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

      56.2 Any such objection shall be referred to the chairman of the meeting, whose decision is final.

      56.3 A vote not disallowed pursuant to such an objection is valid for all purposes.

57. 57.1 An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing or, if the appointor is a body corporate, either under seal or under the hand of an officer or attorney duly authorized.

      57.2 An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote in the resolution except as specified in the instrument.

      57.3 An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

      57.4 An instrument appointing a proxy shall be in the following form or in a form that is similar to the following form as the circumstances allow:

                                [Name of company]

            I/we, _________________, of _________________, being a
            member/members of the above-named company, hereby appoint _________________ of _________________ or, in his absence,
            _________________ of _________________ as my/our proxy to vote for me/us on my/our behalf at the *annual general/ *general meeting of the company to be held on the ____ day of _________ 19__ and at any adjournment of that meeting.

            + This form is to be used in favor of/* against the resolution. Signed this ____ day of _________ 19__.
            * Strike out whichever is not desired.
            + To be inserted if desired.

58. An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority [if any] under which the instrument is signed or a notarially certified copy of that power or authority, is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, at the registered office of the company or at such other place in Australia as is specified for that purpose in the notice convening the meeting.

59. A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument [or of the authority under which the instrument was executed] or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

               APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

60. 60.1 The number of the directors and the names of the first directors shall be determined in writing by the subscribers to the memorandum of association or a majority of them.

      60.2 The company may, by resolution:

      (a)   increase or reduce the number of directors;

      (b)   remove any director from office;

      (c) appoint a new director to replace a director whose office has been vacated pursuant to the articles; or

      (d)   appoint an additional director or additional directors.

61. 61.1 The directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, bu so that the total number of directors does not at any time exceed the number determined in accordance with these Articles.

      61.2 Any director so appointed holds office only until the next following annual general meeting and is then eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

62. 62.1 The company may by resolution remove any director before the expiration of his period of office, and may by resolution appoint another person in his stead.

      62.2 The person so appointed is subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

63. 63.1 The directors shall be paid such remuneration as is from time to time determined by the company in general meeting.

      63.2 The remuneration shall be deemed to accrue from day to day.

      63.3 The directors may also be paid all traveling and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or otherwise in connection with the business of the company.

64. It shall not be necessary for any director to hold any share qualification.

65. In addition to the circumstances in which the office of a director becomes vacant by virtue of the Law, the office of a director becomes vacant if the director:

      (a) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

      (b)   resigns his office by notice in writing to the company;

      (c) is absent without the consent of the directors from meetings of the directors held during a period of 6 months.

                         POWERS AND DUTIES OF DIRECTORS

66. 66.1 Subject to the Law and to any other provision of these Articles, the business of the company shall be managed by the directors, who may pay all expenses incurred in promoting and forming the company, and may exercise all such powers of the company as are not, by the Law or by these Articles, required to be exercised by the company in general meeting.

      66.2 Without limiting the generality of Article 66(1), the directors may exercise all the powers of the company to borrow money, to charge any property or business of the company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

67. 67.1 The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the company for such purposes, with such powers, authorities and discretions [being powers, authorities and discretions vested in or exercisable by the directors], for such period and subject to such conditions as they think fit.

      67.2 Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorize the attorney to delegate all or any of the powers, authorities and discretions vested in him.

68. All checks, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts of money paid to the company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any 2 directors or in such other manner as the directors determine.

                             PROCEEDING OF DIRECTORS

69. 69.1 The directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

      69.2 A director at any time, and a secretary shall on the requisition of a director, convene a meeting of the directors. Notice of every director's meeting shall be given to each director and alternate director who is within Australia.

70. 70.1 Subject to these Articles, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be deemed a decision of the directors.

      70.2 In case of an equality of votes, the chairman of the meeting, in addition to his deliberative vote [if any], has a casting vote.

71. No director shall be disqualified by his office from holding any other office or place of profit under the company (other than as auditor) or from contracting with the company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the company in which any director shall be in any way interested be avoided, nor shall any director be liable to account to the company for any profit arising from such office or place of profit or realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relationship thereby established, but it is declared that the nature of his interest must be disclosed by him in any manner required by the Law. A director may as a director vote in respect of any contract arrangement in which he is so interested as aforesaid. So long as the provisions of this article have been observed by a director with regard to any contract or arrangement in which such director shall be in any way interested, then the fact that such director affixed the company's seal to the document evidencing such contract or arrangement shall not in any way affect the validity of the said document.

72. 72.1 A director may, with the approval of the other directors, appoint a person [whether a member of the company or not] to be an alternate director in his place during such period as he thinks fit.

      72.2 An alternate director is entitled to notice of meetings of the directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his stead. If the alternate director is already a director of the company he shall be entitled to vote on his own behalf as well as on behalf of the director appointing him, but for the purpose of determining whether a quorum is present, he shall be counted only once.

      72.3 An alternate director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor.

      72.4 An alternate director is not required to have any share qualifications.

      72.5 The appointment of an alternate director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate director has not expired, and terminates in any event if the appointor vacates office as a director.

      72.6 An appointment, or the termination of an appointment, of an alternate director shall be effected by a notice in writing signed by the director who makes or made the appointment and served on the company.

73. At a meeting of directors, the number of directors whose presence is necessary to constitute a quorum is such number as is determined by the directors and, unless so determined, is 2.

74. In the event of a vacancy or vacancies in the office of a director or offices of directors, the remaining directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only for the purpose of increasing the number of directors to a number sufficient to constitute such a quorum or of convening a general meeting of the company.

75. 75.1 The directors shall elect one of their number as a chairman of their meetings and may determine the period for which he is to hold office.

      75.2 Where such a meeting is held and:

      (a)   a chairman has not been elected as provided by Article 75(1), or

      (b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act,

      the directors present shall elect one of their number to be a chairman of the meeting.

76. 76.1 The directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit.

      76.2 A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors and a power so exercised shall be deemed to have been exercised by the directors.

      76.3 The members of such a committee may elect one of their number as chairman of their meetings.

      76.4 Where such a meeting is held and:

      (a)   a chairman has not been elected as provided by Article 76(3); or

      (b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act,

      the members present may elect one of their number to be chairman of the meeting.

      76.5 A committee may meet and adjourn as it thinks proper.

      76.6 Questions arising at a meeting of a committee shall be determined by a majority of votes, of the members present and voting.

      76.7 In the case of an equality of votes, the chairman, in addition to his deliberative vote [ if any], has a casting vote.

77. 77.1 If all the directors have signed a document containing a statement that they are in favor of a resolution of the directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the directors held on the day on which the document was signed and at the time at which the document was last signed by a director or, if the directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a director.

      77.2 For the purposes of Article 77(1), two or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

      77.3 A reference in Article 77(1) to all directors does not include a reference to a director who, at a meeting of directors, would not be entitled to vote on the resolution.

78. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act as, a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

                                MANAGING DIRECTOR

79. 79.1 The directors may from time to time appoint one or more of their number to the office of managing director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

      79.2 The appointment of any such managing director shall automatically terminate if he ceases from any cause to be a director.

80. A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration [whether by way of salary, commission or participation in profits, or partly in one way and partly in another] as the directors determine.

81. 81.1 The directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

      81.2 Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the directors.

      81.3 The directors may at any time withdraw or vary any of the powers so conferred on a managing director.

                               ASSOCIATE DIRECTORS

82. 82.1 The directors may from time to time appoint any person to be an associate director and may from time to time terminate any such appointment.

      82.2 The directors may from time to time determine the powers, duties and remuneration of any person so appointed.

      82.3 A person so appointed is not required to hold any shares to qualify him for appointment but, except by the invitation and with the consent of the directors, does not have any right to attend or vote at any meeting of the directors.

                                    SECRETARY

83. A secretary of the company holds office on such terms and conditions, as to remuneration and otherwise, as the directors determine.

                                      SEAL

84.   84.1 The directors shall provide for the safety custody of the seal.

      84.2 The seal shall be used only by the authority of the directors, or of a committee of the directors authorized by the directors to authorize the use of the seal, and every document to which the seal is affixed shall be signed by a director and be countersigned by another director, a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included.

                              INSPECTION OF RECORDS

85. The directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the company or any of them will be open to the inspection of members other than directors, and a member other than a director does not have the right to inspect any document of the company except as provided by law or authorized by the directors or by the company in general meeting.

                             DIVIDENDS AND RESERVES

86. 86.1 The company in general meeting may declare a dividend if, and only if, the directors have recommended a dividend.

      86.2 A dividend shall not exceed the amount recommended by the directors.

      86.3 Where at any time there is more than one class of share on issue, then subject to the rights applicable to the shares concerned, dividends whether interim or otherwise may be declared and paid at different rates for different classes of shares and may be declared and paid on the shares of any one or more class or classes of shares to the exclusion of the shares of any other class or classes of shares.

87. The directors may authorize the payment by the company to the members of such interim dividends as appear to the directors to be justified by the profits of the company.

88.   Interest is not payable by the company in respect of any dividend.

89. 89.1 The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves, to be applied, at the discretion of the directors, for any purpose for which the profits of the company may be properly applied.

      89.2 Pending any such application, the reserves may, at the discretion of the directors, be used in the business of the company or be invested in such investments as the directors think fit.

      89.3 The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

90. 90.1 Subject to the rights of persons [if any] entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the Shares in respect of which the dividend is paid.

      90.2 All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it will rank for dividends as from a particular date, that share ranks for dividend accordingly.

      90.3 An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this Article to be paid or credited as paid on the share.

91. The directors may deduct from any dividend payable to a member all sums of money [if any] presently payable by him to the company on account of calls or otherwise in relation to shares in the company.

92. 92.1 Any general meeting declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation, and the directors shall give effect to such a resolution.

      92.2 Where a difficulty rises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for the distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the directors consider expedient.

93. 93.1 Any dividend, interest or other money payable in cash in respect of shares may be paid by check sent through the post directed to:

      (a) the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register; or

      (b) to such other address as the holder or joint holders in writing directs or direct.

      93.2 Any one of 2 or more joint holders may give effectual receipts for any dividends, interest or other money payment in respect of the shares held by them as joint holders.

                            CAPITALISATION OF PROFITS

94. 94.1 Subject to Article 94(2), the company in general meeting may resolve that it is desirable to capitalise any sum, being the whole or part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members, and that that sum be applied, in any of the ways mentioned in
      Article 94(3), for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

      94.2 The company shall not pass a resolution as mentioned in Article 94(1) unless the resolution has been recommended by the directors.

      94.3 The ways in which a sum may be applied for the benefit of members under Article 94(1) are:

      (a)   in paying up any amounts unpaid on shares held by members;

      (b) in paying up in full unissued shares or debentures to be issued to members as fully paid; or

      (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

      94.4 The directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves, may:

      (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

      (b) authorise any person to make, on behalf of all the members entitled to any further shares or debentures upon the capitalisation, an agreement with the company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

      and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the members concerned.

                                     NOTICES

95. 95.1 A notice may be given by the company to any member either by serving it on him personally or by sending it by post to him at his address as shown in the register of members or the address supplied by him to the company for the giving of notices to him.

      95.2 Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice and to have been effected in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

      95.3 A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

      95.4 A notice may be given by the company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address [if any] within Australia supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

96. 96.1 Notice of every general meeting shall be given in the manner authorised by Article 95 to:

      (a)   every member;

      (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

      (c)   the auditor for the time being of the company.

      96.2 No other person is entitled to receive notices of general meetings.

                                   WINDING UP

97. 97.1 If the company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members, subject to the rights of holders of shares issued with special rights on winding up of the company.

      97.2 The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

                                    INDEMNITY

98. Every officer, auditor or agent of the company shall be indemnified out of the property of the company against any liability incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is under Law granted to him by the Court.

We the several persons whose signatures are subscribed, being subscribers to the memorandum of association, hereby agree to the following articles of association.

--------------------------------------------------------------------------------
Subscribers' Signatures                   Witness' signature
--------------------------------------------------------------------------------


/s/ A.R. Harris
---------------
A.R. HARRIS


/s/ R.G. Harvey                           /s/ J. Bennett
---------------                           --------------
R.G. HARVEY                               JENNIFER LYNETTE BENNETT
                                          73 High Street
                                          Parramatta, NSW 2150

                                          Witness to both signatures
--------------------------------------------------------------------------------

                                                      dated: 17/02/93...........

--------------------------------------------------------------------------------

                               GUTBUSTERS PTY LTD
                                (ACN 059 073 157)

                        NOTICE OF ANNUAL GENERAL MEETING

--------------------------------------------------------------------------------

NOTICE IS GIVEN that the Annual General Meeting of the Company will be held at Princes Highway, Dandenong, Victoria 3175 Australia on Tuesday, 19 September 1995 at 3:00 p.m.

                                     AGENDA

A.    Ordinary Business

To receive and adopt the Statutory Accounts of the Company as at 28 April 1995 together with Group Accounts of the Company and its subsidiaries in accordance with the Corporations Law and the Reports of the Directors and Auditors thereon.

B.    Special Business

      To consider and, if thought fit, pass the following resolution which will be proposed as a special resolution:

      "That the Articles of Association of the Company be amended as follows:

      1.    Insert the following immediately following Regulation 78 -

            "78A The Board may meet either in person or by telephone or by other means of communication by which all persons participating in the meeting are able to hear and be heard by all other participants. A meeting conducted by telephone or other means of communication is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

            78B Any Director may appoint by written notice any other Director to act as his proxy at a meeting of the Board provided that a Director may not appoint a proxy and an Alternate Director. The appointment may be general or specific concerning the term of the appointment and the business upon which the proxy may vote. The Director appointing the proxy will give notice to the Company by delivering a copy of the notice to the Office. The proxy will take effect on delivery of the proxy to the Office. The Director may revoke the appointment by a written notice of revocation, a copy of which will be delivered (and take effect from the time of delivery to) the Office. The vote of a proxy will be counted on any vote as if the proxy was the Director who appointed the proxy. If the same person is appointed either Alternate Director for or the proxy of more than one Director, he will be entitled to cast a vote at meetings of the Board for each Director by whom he was appointed in addition to any vote to which he is entitled in his capacity as Director.

      2.    Delete Regulation 98 and substitute the following -

            "98   2.1   The Company shall indemnify each officer of the Company
                        and each officer of each wholly owned subsidiary of the Company out of the assets of the Company to the relevant extent against any liability incurred by the officer in or arising out of the conduct of the business of the Company or of such wholly owned subsidiary (as the case may be) or in or arising out of the discharge of the duties of the officer unless the liability was incurred by the officer through his or her own dishonesty, negligence, lack of good faith or breach of duty.

                  2.2 In addition to paragraph (1) of this Article, an officer of the Company and an officer of a wholly owned subsidiary of the Company may be indemnified to the relevant extent out of the assets of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or of such wholly owned subsidiary (as the case may be) or in or arising out of the discharge of the duties of the officer where the Directors consider it appropriate to do so.

                  2.3 Where the Directors consider it appropriate to do so, the Company may pay amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the Company or an officer of a wholly owned subsidiary of the Company against liability incurred by the officer in or arising out of the conduct of the business of the Company or of such wholly owned subsidiary (as the case may be) or in or arising out of the discharge of the duties of the officer.

                  2.4   In this Article:

                        (a)   "officer" means:

                              (1)   (A)   a director, secretary, executive
                                          officer or employee;

                              or

                                    (B)   a person appointed as a trustee by, or
                                          acting as a trustee at the express
                                          request of, the Company or a wholly
                                          owned subsidiary of the Company; and

                              (2)   includes a former officer.

                        (b) "duties of the officer" includes duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the Company or any wholly owned subsidiary of the Company to any other corporation.

                        (c)   "to the relevant extent" means:

                              (1) to the extent the Company is not precluded by law from doing so;

                              (2) to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified by another person (including, in particular, an insurer under any insurance policy); and

                        (d) where the liability is incurred in or arising out of the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation.

                        (e) "liability" means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs (on a full indemnity basis) incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or otherwise."."

                      EXPLANATORY NOTES - SPECIAL BUSINESS

The following are Explanatory Notes setting out the reasons for the proposed amendments to the Articles of Association.

1.    Regulation 78A - Board Meetings by telephone, etc.

      A new Regulation 78A is proposed to be inserted to reflect current practices and give greater flexibility to the way in which Board meetings may be conducted.

2.    Regulation 78B - Directors' Proxies.

      Similarly, a new Regulation 78B is proposed to enable a Director to appoint a co-Director as the appointor's proxy for the purpose of one or more Board meetings.

3.    Regulation 98 - Indemnity of Directors and Officers

      The Corporate Law Reform Act 1994, referred to above, relaxed the restrictions on a company indemnifying its officers. Previously a company was only permitted to indemnify its officers against liability arising out of the execution of the duties of their office which is incurred by them in defending proceedings, whether civil or criminal, in which judgment is given in their favour. The new provisions allow additional indemnification against liability howsoever arising, unless that liability arises out of conduct involving a lack of good faith. The Company's present Article 142 is based on the previous law and can now be widened.

      The Corporate Law Reform Act also allows a company to pay insurance premiums in respect of policies insuring directors and officers against liability except where that liability arises from a wilful breach of duty, the improper use of inside information or the improper use of position.

Proxies

Note:

o A member of the Company entitled to attend and vote at the General Meeting is entitled to appoint a proxy.

o     A proxy need not be a member of the Company.

o Forms of proxy (duly completed) must be lodged at the registered office of the Company at least 36 hours prior to the meeting.

o     A form of proxy accompanies this Notice of Annual General Meeting.

BY ORDER OF THE BOARD


/s/ G. Nankin
-------------
G. Nankin
Secretary

DATED: 28 August 1995.

cc: Fortuity Pty Ltd
    Mr. K.A. Dynon
    Mr. G.J. Egger
    Mr. R.L. Penn
    Mr. N.J. Fielke

    Coopers & Lybrand

                               GUTBUSTERS PTY LTD
                                (ACN 059 073 157)

                                      PROXY

_________________________ of _________________________ being a member of the above-named company, hereby appoints _________________________ of _________________________ or, or in his absence, the Chairman of the meeting as my proxy to vote on my/its behalf at the Annual General Meeting of the Company to be held on 19 September 1995 or at any adjournment of that meeting.

DATED: _________, 1995


_________________________
For and on behalf of